Exhibit 99.2

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

This transcript has been edited for clarity.
Operator:

Welcome to the China XD Plastics 2Q10 financial results conference call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, there will be a question and answer session. As a reminder, this conference is being recorded and will be replayed shortly after the call.

I would now like to hand the call over to your host for today’s call, Mahmoud Siddig. Please, go ahead, sir.

Mahmoud Siddig:

Thank you. Good morning and good evening, and thank you for joining us for the China XD Plastics 2Q results conference call. Joining the call today are Mr. Jie Han, Chairman and CEO, Mr. Taylor Zhang, CFO, Mr. Qingwei Ma, Chief Operating Officer, and Mr. Junjie Ma, Chief Technology Officer.

Earlier China XD Plastics issued a press release announcing its 2Q10 financial results. The release is available on the Company’s IR webpage, at www.chinaxd.net.

Before management’s presentation I would like to refer to the Safe Harbor statement in connection with today’s conference call and remind our listeners that management’s prepared remarks during this call may contain forward-looking statements, which are subject to risks and uncertainties, and that management may make additional forward-looking statements in response to your questions.

The Company therefore claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities and Exchange Commission.

In addition, any projection as to the Company’s future performance represents management’s estimates as of today, August 10th, 2010. China XD Plastics assumes no obligation to update these projections in the future as market conditions change. To supplement its financial results presented in accordance with US-GAAP, management will make reference to certain non-GAAP financial measures, which the Company believes provides meaningful additional information to understanding its operating performance. A table reconciling non-GAAP measures to the nearest GAAP equivalent can be found on the earnings press release issued earlier yesterday.

I would now like to turn the call over to Mr. Han. Mr. Han will be speaking in Chinese and I will translate his statement into English. Mr. Han, please go ahead.

Jie Han:

[Speaking in foreign language]

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Mahmoud Siddig:

Thank you, Mahmoud, and thank you all for joining us today. We are pleased to report our good results for this quarter in which we exceeded our operational targets for revenue, shipments and profit, operating cash flow, high value-added products and R&D. In addition, we raised our revenue guidance in 2010. Our expansion in manufacturing capacity will further facilitate our penetration into the new regional markets in North and East China. In addition, our continued investment in R&D enables us to remain at the forefront of innovation in the modified plastics market.

Jie Han:

[Speaking in foreign language]

Mahmoud Siddig:

In the 2Q, our equipment facilities moved successfully and reached full capacity as planned, which will ensure sales over 100,000 tons in 2010. We are also very pleased to announce that we increased our full year sales guidance by about 10% in the 2Q10. In 2010, the Company expects to achieve sales of US$185 million to US$215 million, with a profit of US$30 million to US$33 million. The Company achieved 50% sales order in the 1H with full capacity in the 1Q, which we believe demonstrates our ability to achieve our full year guidance.

Jie Han:

[Speaking in foreign language]

Mahmoud Siddig:

At the end of the 2Q, with increasing investment in research and development, we achieved a breakthrough in the electric automobile market by gaining the exclusive right to develop and supply for Hai Fei Dong Yang, which is a strategic move for Xin Da China to fully enter the electric automobile market. Meanwhile, we have continued increasing investment in research and development to improve the proportion of sales in high profit margin products and high value-added products, with the goal of achieving substantial improvements in gross profit margin over time.

Jie Han:

[Speaking in foreign language]

Mahmoud Siddig:

Looking forward, we are confident on the outlook of our business. Through the implementation of our strategy, constant innovation, continuous acquisition of new product certification, further increased penetration into new markets and increased production capacity, we have already established a solid market position. We will continue to expand our market position and lay a strong foundation to meet China’s growing demand for our products.

Jie Han:

[Speaking in foreign language]

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Mahmoud Siddig:

Thank you again. And with that, I will turn the call over to Taylor Zhang, our CFO, to walk you through our financials. Taylor?

Taylor Zhang:

Thank you, Mr. Han. As you know from our earnings release, we again delivered a strong quarter of results, driven by our increased capacity and strong demand for our products, and our continued successful execution of our strategy. Revenue increased 94.3% year over year to a record US$62 million, mainly as a result of our increased sales volume.

Gross profit for the quarter was US$14.8 million, up 122% from US$6.7 million in the 2Q09. Gross margin was 23.9% compared to 20.9% in the same period last year. The year-over-year increase in gross margin was due to higher value product mix as result of the Company’s successful research, development and marketing efforts and the growing demand for high-end vehicles.

Selling expenses for the 2Q were approximately US$121,000, up 101.1% from US$60,000 in the same period last year. As a percentage of revenue, selling expenses remained 0.2% of sales for the 2Q10 and 2009.

G&A expenses were US$14.8 million, up from US$4.2 million for the same period of last year. The increase in G&A expenses was mainly due to the option arrangement between two major shareholders, which amounted to US$13.4 million.

R&D expenses were US$1.8 million, or 3% of total revenue, compared to US$0.2 million, or 0.7% of total revenue in the 2Q09. The increase in R&D expenses was a result of our focus on technology advancement and ongoing efforts to launch new products.

Operating loss for the 2Q was US$2 million compared to an operating income of US$2.2 million in the same period a year ago. Excluding the non-cash expense of approximately US$13.4 million accounting for option arrangements between two major shareholders, as previously disclosed in Form 8-K on April 8th, 2010, there would be an operating income of approximately US$11.4 million for this quarter.

EBITDA for the 2Q was US$12.7 million, a significant increase from US$6.2 million in the 2Q09. Net loss for the 2Q10 was US$3 million, compared to net income of US$1.9 million for the 2Q a year ago. Series C preferred stock dividends in the quarter were approximately US$160,000. Net loss attributable to common shareholders was US$3.1 million.

Basic and diluted loss per share attributable to common shareholders was US$0.07 and US$0.07, respectively. Adjusted net income, excluding non-cash charges associated with stock based compensation, change in fair value of derivative liability and preferred dividends was US$11.4 million, or US$0.26 per basic and fully diluted share.

Finally, turning to the balance sheet, as of June 30th, 2010, we had US$21.6 million in cash and cash equivalents, US$8.8 million in restricted cash, US$50.6 million in working capital and a current ratio of 2.0. Shareholder’s equity as of June 30th, 2010, stood at US$73.6 million compared to US$21.5 million at the end of 2009.

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

To conclude, the underlying fundamentals of our business remain strong, and we enter the 2H of this year on a strong financial and operational footing, ready to capitalize on the strong growth of the auto industry in China. With that, we will now open the call to your questions. Operator?

Tony Tian, Ladenburg Thalmann:

Hi. Congratulations on a great quarter. I have a couple of questions. First, for modeling purpose, can you give us some guidance on your capacity expansion plan for next year and basically how much capacity you expect to add by the end of next year, fiscal 2011?

Taylor Zhang:

OK, Tony, I will take your question. So for next year our plan is to increase our production capacity by additional 40,000 metric tons.

Tony Tian:

OK. That is good. My second question is, basically, can you provide a breakdown of your sales between the three geographic regions?

Taylor Zhang:

Sure, absolutely. In the 2Q, our sales from the Northeast is approximately 63%, from the North of China is approximately 19%, and the rest 17% is from East China.

Tony Tian:

And do you happen to have the breakdown in the 1Q between the three regions?

Taylor Zhang:

Yes, we do. We disclosed that during the conference call of the 1Q, we now have the comparison between the 2Q of last year available. Northeast in the 2Q of last year was approximately 86%, so we are continuing diversifying our revenue exposure by regions.

Tony Tian:

In terms of ASP, average selling price per metric tons for the rest of the year, do you expect essentially flat quarter over quarter for the remainder of the year?

Taylor Zhang:

OK. Tony, I will redirect your question to our COO, Mr. Ma.

[Speaking in foreign language]

Qingwei Ma:

[Speaking in foreign language]

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Taylor Zhang:

So, Tony, we believe the ASP will pretty much remain in a narrow range and with probably have a slight increase for the rest of the year. We believe the price is going to be approximately RMB 14,000, which is approximately US$2,100.

Tony Tian:

And lastly, can you provide your CAPEX budget for this year, for the remainder of this year, obviously, and also for 2011?

Taylor Zhang:

OK. Our CAPEX for this year, I believe this question is kind of related back to your first question, our expansion plan for 2011. So, this year we are going to get the construction of a new facility going, so the total CAPEX for the expansion, not only for this year but also for 2011, is going to be approximately US$40 million. And US$20 million we will use for the construction of the new facility and then the remaining US$20 million for purchase of the production lines.

Tony Tian:

This US$20 million on construction will be incurred this year?

Taylor Zhang:

I think a great portion of the US$20 million for construction will be recorded for this year.

Tony Tian:

OK. That is great. I guess if I can ask one more question, yesterday the China Association of Auto Manufacturers has released its July vehicle sales in China and it appears that the growth of vehicle sales in China actually is going down. If you look at the absolute number, it has actually been declining month by month for five months since March. I am just wondering what your thoughts are on the overall vehicle market chain right now and for the rest of the year.

Taylor Zhang:

I will try to answer you first, and our COO, Mr. Ma, can give you additional comments. From my perspective, I believe if you look at July and August, in history typically this is a slow season of automobile in China. Paying attention, if you look further the breakdown of auto consumption we believe the really slowing down portion was segments of automobile consumption in China as to the economy model, which has been selling a lot since last year because of the Government incentives. But if you look at the luxury model, there are a lot of top-selling models still in good demand, people having to wait in line to get their car, especially for the German model, which we have a lot of exposure to. So, I believe you really have to look at the detail and to figure out what is the trend in the sub-segments.

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Tony Tian:

All right. That is all I have. Thanks a lot.

Amit Dayal, Rodman & Renshaw:

Yes, good morning everybody. One clarity on the capacity available for 2010; is it 100,000 or is it higher than that figure?

Taylor Zhang:

The 100,000 tons is actually what we believe we can produce for the year. So, the theoretical capacity for us is approximately 120,000 tons for this year.

Amit Dayal:

Right, because I was reading and you had 29,000 tons for this quarter. So, I was trying to get a sense of whether we were aware of the right available capacity; so 120,000 tons.

Taylor Zhang:

Yes, that is assuming we produce 24 hours nonstop.

Amit Dayal:

And the utilization levels right now is probably close to the maximum?

Taylor Zhang:

That is correct.

Amit Dayal:

OK. In terms of the ASPs for the year, you provided color that it should be around US$2,100. Have these been mostly contracted or are you just, you know, looking into previous trends and trying to get what these pricings will also come at?

Taylor Zhang:

OK. That is a very good question. For pricing, the contract we have with our customer is we specify the minimum quantity, and as for pricing when the actual order comes every month the price will be determined based on the market price. And we pretty much can pass on the price fluctuation to the customer. So, for any change of price of our raw materials, more or less than 5%, we are going to adjust accordingly.

Amit Dayal:

Right. And how much of the raw material is coming from, I would say, China right now?

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Taylor Zhang:

Now, about 50 to 50, domestic versus imports.

Amit Dayal:

OK. Perfect. And, you know, the future trends, in previous colleague’s question, in regard to the trends in the auto growth in China, are you preparing yourselves to potentially diverse into other verticals outside of the auto space right now?

Taylor Zhang:

I will redirect your question to our COO. [Speaking in foreign language]

Qingwei Ma:

[Speaking in foreign language]

Taylor Zhang:

Hi, Amit, here is the answer from Mr. Ma. Outside of the auto business, we have also been working on some other verticals, for example the aerospace, high-speed trains, and in addition, as you are probably aware of, we have also made some brake through in the EV sector where now it is still in the R&D stage of developing better casing for EV batteries and some other plastic parts.

Amit Dayal:

Great. Perfect. Thank you so much. That is all I have.

Andy Yeung, Oppenheimer:

Good morning, everybody. Congratulations on a very strong quarter. I only have a couple of questions. The first question is about your sales growth, I think a follow up on the earlier caller that your 2Q was actually growing faster than the overall auto sales growth in China in the 2Q, which only grew 29% year over year. Can you give us some insight into what factors that drove your above industry growth performance?

Taylor Zhang:

OK. Andy, this is a very good question. First of all, obviously we are riding the growth of auto industry in China, in addition we have been also benefiting from other drivers.

For example, the increase in plastic contents per car in China, compared to the developed markets such as the United States and Europe, China now on a per-vehicle basis uses about 100 kilograms per car, compared to 150 kg globally. So, the gap has been closing, the vehicles in China are using more plastics because plastic, number one, is cheaper, and number two, they are lighter weights and also help to reduce emissions and improve fuel efficiency.

Other than that we are also benefiting from gaining market share from our competitors, mainly the imports, because of our price advantage and also our service is very customer-oriented.

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Andy Yeung:

OK, got it. The next question is a follow-up question on your capacity expansion plan: you have mentioned that you are going to spend about US$40 million this year and next year together to expand capacity by 40,000 tons. Can you give us some ideas, you know, what is your capacity expansion schedule for next year? Will that new capacity come on line in the 2H of the year or in the 1H of the year?

Taylor Zhang:

OK. We are definitely targeting to having new capacity operational in the 1H. So the question is going to be whether in the 1Q on 2Q. And we have already done a lot of groundwork in terms of identifying the location, planning for construction etc. So, it is all about to have the new capacity on line as soon as possible.

Andy Yeung:

Got it. And the final question is about your gross margin, obviously you have improved on a sequential basis and also on a year-over-year basis. Can you give us some color on what drove the gross margin improvement? And going forward, do you see any pressure coming from labor costs or energy costs or any other areas?

Taylor Zhang:

OK. Sure. For our gross margin, we have improved slightly on a sequential basis because our continuing improvement in shifting our product mix to higher margin products. And as for other costs, in terms of labor we have some headlines of increasing labor costs in China but that mostly happens in Southern China and we are located in the Northeast. As far as labor cost goes, we have not seen any noticeable increase or potential increase.

Andy Yeung:

OK. Thank you very much.

Operator:

At this time there are no further questions. I would like to turn the call back to Mahmoud Siddig for closing remarks.

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

Mahmoud Siddig:

Thank you. On behalf of China XD Plastics, we want to thank you for your interest and participation in this call. For those interested in meeting with management, please contact my firm, Taylor Rafferty, at 212-889-4350. Again, thank you for your participation on this call. And that concludes the call. Operator?

Operator:

This concludes today’s conference. You may now disconnect.

Conference Call Transcript 2Q10 Results China XD Plastics August 10th, 2010

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